Exhibit 99.1

AerSale Reports Fourth Quarter and Full Year 2023 Results

2023 Full Year Highlights

●	Revenue of $334.5 million
●	GAAP net loss of $5.6 million
●	Adjusted net income[1] of $3.5 million
●	Adjusted EBITDA[1] of $12.3 million
●	Flight equipment sales included four (4) aircraft and seventeen (17) engines during 2023
●	AerAware™ receives Supplemental Type Certificate from the Federal Aviation Administration; Company launches go-to-market activities
●	Feedstock acquisitions of $131.9 million and an additional $72.0 million under contract
●	Flight Equipment inventory available of $329.2 million which will fuel Asset Management Solutions activity in 2024
●	Technical Operations revenue up 11.3% (excluding flight equipment sales) showing underlying strength in both on-airport and component MROs

Coral Gables, Florida – March 7, 2024 - AerSale Corporation (Nasdaq: ASLE) (the “Company”) today reported results for the fourth quarter and full year ended December 31, 2023.

Nicolas Finazzo, AerSale’s Chief Executive Officer, commented, “The end of 2023 proved challenging as a large volume of anticipated flight equipment sales shifted into 2024, which substantially impacted our 4th quarter and full-year financial performance. As we regularly note, flight equipment sales fluctuate quarter-over-quarter and have an outsized impact on short term financials as the incremental revenue is realized after fixed costs have been fully absorbed by the rest of the business. These delayed flight equipment sales are not lost and are anticipated to occur in the first half of 2024, and we encourage investors to monitor our performance over a longer time period based on feedstock acquisitions and monetization.”

Finazzo added, “Demand for AerSale products and services is robust, and inventory ready-for-sale has increased markedly in 2023 as evidenced by our underlying business performance excluding flight equipment sales. We expect this momentum to continue into the new year and drive improved results going forward.”

Update on AerAware

In early December, the Federal Aviation Administration (“FAA”) issued AerSale a Supplemental Type Certificate (“STC”) for “AerAware™”, the Company’s revolutionary Enhanced Flight Vision System (“EFVS”) for the Boeing B737NG product line. This achievement marked the world's first commercial EFVS system to achieve a 50% visual advantage (over unaided natural vision) and the first large transport aircraft to be certified with a complete dual-pilot EFVS solution featuring a Head-Wearable Display. AerSale developed the AerAware™ certification program under license with The Boeing Company, which included access to necessary technical services, maintenance, and engineering data.

Finazzo further added, "Achieving a 50% visual advantage with our AerAware™ EFVS is an aviation milestone that redefines what's possible for flight safety and efficiency. This groundbreaking technology provides pilots unmatched situational awareness in all conditions and phases of flight. We believe AerAware™ will be transformative for our industry, enabling aircraft to operate with higher dispatch reliability and minimized diversions. We are grateful to our engineers and partners at Elbit Systems and Universal Avionics for their dedication to cross this important hurdle.”

Following the certification, the Company launched its go-to-market strategy to address the more than 6,000 737NG aircraft in service that are applicable to the equipment. This follows months of customer demonstrations while the system was still in development and

1 Adjusted net income (loss), adjusted EBITDA and adjusted diluted earnings (loss) per share are non-GAAP measures. See “Non-GAAP Financial Measures” and “Adjusted EBITDA, Net Income and Diluted EPS Reconciliation Table” at the end of this press release for a discussion of why we believe these non-GAAP measures are useful and a detailed reconciliation of these measures to the most directly comparable GAAP (Generally Accepted Accounting Principles) measure, respectively.

awaiting certification. To date, the Company has written proposals to five aircraft operators and continues to educate potential customers on the benefits of the AerAware™ system.

Finazzo concluded, “We are very pleased with the customer feedback and engagement following the FAA’s certification of the AerAware™ system and look forward to collaborating with potential customers further as we work to secure launch orders for the system.”

Fourth Quarter 2023 Results of Operations

Loss from operations was $1.1 million in the fourth quarter of 2023 down from $9.1 million income in the fourth quarter of 2022, principally due to lower flight equipment sales.

AerSale reported revenue of $94.4 million in the fourth quarter of 2023, which included $47.4 million of flight equipment sales consisting of five engines and one aircraft, which includes a 757 P2F converted aircraft. The Company’s revenue for the fourth quarter of 2022 was $95.1 million and included $51.4 million of flight equipment sales consisting of six engines and three aircraft, which included one 757 P2F converted aircraft. Excluding flight equipment sales, revenue increased 7.6% year-over-year as strong commercial demand and improved feedstock continued to drive volume. As a reminder to investors and as evidenced by the fluctuations from previous quarters, the Company’s revenues will vary from quarter-to-quarter and year-to-year based on flight equipment sales and therefore, progress should be monitored based on asset purchases and related sales over the long term.

Asset Management Solutions (“Asset Management") revenue declined 4.9% to $64.6 million in the fourth quarter of 2023 on account of lower flight equipment sales. Leasing revenue for the fourth quarter of 2023 decreased due to a lower number of assets in the leasing portfolio. Fourth quarter 2023 Used Serviceable Material (“USM”) sales improved 27.0% from the year-ago quarter driven by higher demand and availability of feedstock.

Technical Operations (“TechOps”) revenue was $29.8 million in the fourth quarter of 2023, an improvement of 10.0% compared to the fourth quarter of 2022, which was largely due to a strong demand environment for MRO services as the commercial recovery remains robust.

Gross margin was 25.9% in the fourth quarter of 2023 compared to 36.0% in the year ago period, driven by a lower mix of higher margin flight equipment sales, many of which slipped into 2024.

Selling, general and administrative expenses were $25.5 million in the fourth quarter of 2023 compared to $25.1 million in the fourth quarter of 2022 due to higher aviation insurance and higher facility costs related to expansion initiatives at our structures, accessory, and on-airport MROs.

Income tax expenses were $2.1 million in the fourth quarter of 2023 and $4.1 million in the fourth quarter of 2022.

GAAP net loss was $2.7 million in the fourth quarter of 2023 compared to GAAP net income of $9.2 million in the fourth quarter of 2022, mainly due to lower flight equipment sales. Adjusted EBITDA in the fourth quarter of 2023 was $6.0 million, compared to $17.7 million in the fourth quarter of 2022. The decrease in adjusted EBITDA and margins reflected lower flight equipment sales. Please see the non-GAAP reconciliation table at the end of this press release for additional details on these amounts.

AerSale recognized $2.6 million in non-cash or non-recurring expense in the fourth quarter of 2023 including $1.3 million in mark-to-market income related to the private warrant liability, $3.1 million of stock-based compensation, $0.3 million in facility relocation costs, $0.1 million in secondary offering  costs and $0.4 million of stock-based compensation tax expense during the fourth quarter of 2023. Excluding these non-cash and unusual items adjusted for tax, adjusted net loss was $0.1 million in the fourth quarter of 2023 versus adjusted net income of $12.3 million in the fourth quarter of 2022.

Diluted loss per share was $0.08 for the fourth quarter of 2023 compared with diluted earnings per share of $0.17 for the fourth quarter of 2022. Adjusted for the non-cash and unusual items noted above, adjusted diluted loss per share was $0.02 for the fourth quarter of 2023 compared to adjusted diluted earnings per share of $0.23 for the fourth quarter of 2022. Please see the non-GAAP reconciliation table at the end of this press release for additional details on adjusted net income and adjusted diluted earnings per share.

Cash used in operating activities was $174.2 million, primarily due to increased investments in inventory of $168.6 million and a net loss of $5.6 million. AerSale’s continued investment in feedstock opportunities utilized most of the available cash as of December 31, 2022. AerSale ended the year with $136.9 million of liquidity consisting of $5.9 million of cash and available capacity of $131.0 million on our $180 million revolving credit facility.

Full Year 2023 Results of Operations

Loss from operations was $10.8 million in 2023, down from income from operations of $55.0 million in 2022 primarily due to lower flight equipment sales.

For the full year 2023, AerSale reported consolidated revenue of $334.5 million, a decrease of 18.1% from $408.5 million for full year 2022. Full year 2023 included flight equipment sales of $137.5 million consisting of seventeen engines and four aircraft. Flight equipment sales were $222.5 million in the full year 2022 consisting of fifteen engines and twelve aircraft. Flight equipment sales may significantly vary quarter-to-quarter and AerSale believes the full-year analysis, rather than year-over-year quarterly comparisons, is a more appropriate measure of the Company’s progress.

Asset Management revenue was $215.2 million in full year 2023, down 22.5% from $277.6 million in full year 2022 largely due to lower flight equipment sales, partially offset by increased USM sales. The USM business grew by 26.1% benefiting from growing demand for airframe and engine parts as airlines expand their USM parts consumption. AerSale expects USM sales to improve as the Company begins to monetize feedstock acquisitions acquired in 2023 and the availability of inventory ready-for-sale grows.

Revenue from TechOps was 8.9% lower at $119.3 million in 2023, entirely related to the prior year sale of a 737 aircraft used for AerAware™ certification for $23.7 million. Excluding this transaction, revenue in the TechOps segment increased 11.3% as stronger demand and a robust commercial recovery drove volume.

Gross margin was 27.6% in 2023 compared to 37.1% in 2022, which was primarily due to a lower mix of flight equipment sales.

Selling, general and administrative expenses were $103.2 million in 2023 compared to $96.3 million in 2022 as the company continued to make investments in adding new products, capacity, and capabilities.

The Company incurred $12.1 million of non-cash stock-based compensation within payroll expenses in 2023, compared to $16.5 million in 2022.

Income tax benefit was $2.1 million in 2023 compared to an income tax expense of $14.0 million in 2022.

GAAP net loss was $5.6 million in 2023 compared to GAAP net income of $43.9 million in 2022. Adjusted for $12.1 million of stock-based compensation, recovery of inventory obsolescence of $2.7 million, $2.3 million in mark-to-market adjustment to the private warrant liability, $0.8 million in secondary offering costs, $0.4 million of stock-based compensation tax expense, and facility relocation costs of $1.4 million, adjusted net income was $3.5 million in 2023 compared to $63.6 million in 2022.

Adjusted EBITDA for 2023 was $12.3 million, or 3.6% of sales, compared to adjusted EBITDA of $87.4 million, or 21.4% of sales, in 2022. This decline was due in large part to lower 757 P2F aircraft from a softened cargo market and the timing of flight equipment deliveries that slipped into 2024.

Martin Garmendia, AerSale’s Chief Financial Officer, said: “Lower overall flight equipment sales in 2023 and delays of planned flight equipment sales at the end of the year materially impacted our fourth-quarter and full-year results. While these transactions can be volatile and unpredictable, we are pleased that the underlying business continues to show strong resilience and momentum; and anticipate that our consolidated financial performance will improve substantially as we begin to close on delayed transactions and further drive ROI from feedstock acquisitions.”

Change in Approach to Guidance

The timing of the Company’s revenue and operating results is inherently challenging due to the large portion of revenue driven by the Asset Management division and especially as it relates to volatility in flight equipment sales.  As a result, we are ceasing our practice of providing numerical full year guidance. We will continue to provide as much qualitative detail as possible about opportunities and outcomes expected over future periods. Our change in guidance policy should not be interpreted as a change in our bullish view about 2024 and future years performance which we are confident we can drive from the diversified AerSale platform.

Conference Call Information

The Company will host a conference call today, March 7, 2024 at 4:30 pm Eastern Time to discuss these results. A live webcast will also be available at https://ir.aersale.com/news-events/events. Participants may access the call at 1-877-407-3982, international callers may use 1-201-493-6780, and request to join the AerSale Corporation earnings call.

A telephonic replay will be available shortly after the conclusion of the call and until March 21, 2024. Participants may access the replay at 1-844-512-2921, international callers may use 1-412-317-6671, and enter access code 13744028. An archived replay of the call will also be available on the Investors portion of the AerSale website at https://ir.aersale.com/.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), and adjusted diluted earnings (loss) per share. AerSale defines adjusted EBITDA as net income (loss) after giving effect to interest expense, depreciation and amortization, income tax expense (benefit), and other non-recurring or unusual items. Adjusted net income is defined as net income (loss) after giving effect to mark-to-market adjustments relating to our private warrants, stock-based compensation expense and other non-recurring or unusual items. Adjusted diluted earnings (loss) per share also exclude these material non-recurring or unusual items.

AerSale believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to AerSale’s financial condition and results of operations. AerSale’s management uses certain of these non-GAAP measures to compare AerSale’s performance to that of prior periods for trend analyses and for budgeting and planning purposes. These non- GAAP measures should not be construed as an alternative to net income or net income margin as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (each as determined in accordance with GAAP).

You should review AerSale’s audited financial statements, and not rely on any single financial measure to evaluate AerSale’s business. Other companies may calculate adjusted EBITDA, adjusted net income, or adjusted diluted earnings per share differently, and therefore AerSale’s adjusted EBITDA, adjusted net income (loss), or adjusted diluted earnings (loss) per share measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of Net Income, the Company’s closest GAAP measure, to adjusted EBITDA, adjusted Net Income, and adjusted diluted earnings per share, are outlined in the tables below following the Company’s condensed consolidated financial statements.

Fourth Quarter and Full Year 2023 Financial Results

AERSALE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three months ended December 31,		Years ended December 31,
	2023	2022	2023	2022
Revenue:
Products	$67,495	$66,741	$217,455	$284,554
Leasing	3,117	5,390	14,513	28,732
Services	23,810	23,000	102,535	95,258
Total revenue	94,422	95,131	334,503	408,544
Cost of sales and operating expenses:
Cost of products	48,200	42,372	155,376	176,074
Cost of leasing	1,346	391	4,599	6,929
Cost of services	20,460	18,146	82,107	74,147
Total cost of sales	70,006	60,909	242,082	257,150
Gross profit	24,416	34,222	92,421	151,394
Selling, general, and administrative expenses	25,467	25,096	103,191	96,348
(Loss) income from operations	(1,051)	9,126	(10,770)	55,046
Other income (expenses):
Interest income (expense), net	(1,023)	1,078	155	1,093
Other income, net	168	1,742	666	2,268
Change in fair value of warrant liability	1,266	1,356	2,270	(525)
Total other income (expenses)	411	4,176	3,091	2,836
(Loss) income before income tax provision	(640)	13,302	(7,679)	57,882
Income tax benefit (expense)	(2,092)	(4,109)	2,116	(14,021)
Net (loss) income	(2,732)	9,193	(5,563)	43,861

(Loss) earnings per share:
Basic	$(0.05)	0.18	$(0.11)	$0.85
Diluted	$(0.05)	0.17	$(0.15)	$0.83
Weighted average shares outstanding:
Basic	51,407,116	51,149,584	51,291,424	51,568,436
Diluted	51,536,593	52,932,237	51,457,821	53,145,639

AERSALE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share and par value data)

	December 31,	December 31,
	2023	2022

Current assets:
Cash and cash equivalents	$5,873	$147,188
Accounts receivable, net of allowance for credit losses of $978 and $1,074 as of December 31, 2023 and December 31, 2022	31,239	28,273
Income tax receivable	1,628	-
Inventory:
Aircraft, airframes, engines, and parts, net	177,770	117,488
Advance vendor payments	28,638	27,585
Deposits, prepaid expenses, and other current assets	19,626	13,022
Total current assets	264,774	333,556
Fixed assets:
Aircraft and engines held for lease, net	26,475	31,288
Property and equipment, net	27,692	12,638
Inventory:
Aircraft, airframes, engines, and parts, net	151,398	66,042
Operating lease right-of-use assets	27,519	31,624
Deferred income taxes	12,203	11,287
Deferred financing costs, net	1,506	544
Deferred customer incentives and other assets, net	525	628
Goodwill	19,860	19,860
Other intangible assets, net	21,986	24,112
Total assets	$553,938	$531,579

Current liabilities:
Accounts payable	$29,899	$21,131
Accrued expenses	5,478	8,843
Lessee and customer purchase deposits	1,467	17,085
Current operating lease liabilities	4,593	4,426
Current portion of long-term debt	1,278	-
Deferred revenue	2,998	1,355
Total current liabilities	45,713	52,840
Revolving credit facility	29,000	-
Long-term debt	7,281	-
Long-term lease deposits	102	152
Long-term operating lease liabilities	24,377	28,283
Maintenance deposit payments and other liabilities	64	668
Warrant liability	2,386	4,656
Total liabilities	108,923	86,599
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized 200,000,000 shares; issued and outstanding 52,954,430 and 51,189,461 shares as of December 31, 2023 and December 31, 2022	5	5
Additional paid-in capital	311,739	306,141
Retained earnings	133,271	138,834
Total stockholders' equity	445,015	444,980
Total liabilities and stockholders’ equity	$553,938	$531,579

AERSALE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Years ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(5,563)	$43,861
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	10,459	10,984
Amortization of debt issuance costs	400	455
Amortization of operating lease assets	359	873
Inventory reserve	1,507	2,376
Impairment of aircraft held for lease	-	857
Provision for credit losses	-	(395)
Deferred income taxes	(916)	(2,387)
Change in fair value of warrant liability	(2,270)	525
Share-based compensation	12,051	16,498
Gain on legal settlement	-	(1,695)
Changes in operating assets and liabilities:
Accounts receivable	(2,966)	(1,029)
Income tax receivable	(1,628)	-
Inventory	(168,632)	(37,637)
Deposits, prepaid expenses, and other current assets	(6,604)	2,923
Deferred customer incentives and other assets	103	893
Advance vendor payments	(1,052)	(13,298)
Accounts payable	8,768	1,164
Income tax payable	-	(3,443)
Accrued expenses	(3,537)	417
Deferred revenue	1,643	(1,505)
Lessee and customer purchase deposits	(15,668)	(18,027)
Other liabilities	(604)	(2,523)
Net cash (used in) provided by operating activities	(174,150)	(113)
Cash flows from investing activities:
Proceeds from sale of assets	14,450	52,771
Proceeds from legal settlement, net	-	4,195
Acquisition of aircraft and engines held for lease, including capitalized cost	-	(7,133)
Purchase of property and equipment	(11,359)	(8,462)
Net cash provided by investing activities	3,091	41,371
Cash flows from financing activities:
Proceeds from long-term debt	8,559	-
Proceeds from Revolving Credit Agreement	82,700	-
Repayments of Revolving Credit Agreement	(53,700)	-
Payments of debt issuance costs	(1,362)	-
Purchase of treasury stock	-	(22,204)
Taxes paid related to net share settlement of equity awards	(7,019)	(2,592)
Proceeds from the issuance of Employee Stock Purchase Plan shares	566	538
Net cash provided by (used in) financing activities	29,744	(24,258)

(Decrease) increase in cash and cash equivalents	(141,315)	17,000
Cash and cash equivalents, beginning of period	147,188	130,188
Cash and cash equivalents, end of period	$5,873	$147,188

Supplemental disclosure of cash activities
Income tax payments, net	1,159	21,489
Interest paid	1,520	573
Supplemental disclosure of noncash investing activities
Reclassification of aircraft and aircraft engines inventory to (from) aircraft and engine held for lease, net	19,374	(25,803)
Reclassification of customer purchase deposits to sale of assets	-	12,500

AERSALE CORPORATION AND SUBSIDIARIES

Adjusted EBITDA, Net Income and Diluted EPS Reconciliation Table (In ‘000s, except per share data)

(Unaudited)

	Three months ended December 31,				Twelve months ended December 31,
	2023	% of Total Revenue	2022	% of Total Revenue	2023	% of Total Revenue	2022	% of Total Revenue
Reported Net (Loss)/Income	(2,732)	(2.9%)	9,193	9.7%	(5,563)	(1.7%)	43,861	10.7%
Addbacks:
Change in FV of Warrant Liability	(1,266)	(1.3%)	(1,356)	(1.4%)	(2,270)	(0.7%)	525	0.1%
Stock Compensation	3,112	3.3%	4,470	4.7%	12,051	3.6%	16,498	4.0%
Payroll taxes related to stock-based compensation	403	0.4%	250	0.3%	403	0.1%	250	0.1%
(Recovery of Prior Impairment) Inventory Impairment	-	-	-	-	(2,670)	(0.8%)	1,845	0.5%
Impairment in Flight Equipment	-	-	-	-	-	-	857	0.2%
Secondary Offering Costs	140	0.1%	579	0.6%	764	0.2%	579	0.1%
Facility Relocation Costs	328	0.3%	804	0.8%	1,377	0.4%	804	0.2%
Gain on legal settlement	-	-	(1,695)	(1.8%)	-	-	(1,695)	(0.4%)
Income Tax Effect of Adjusting Items (1)	(129)	(0.1%)	96	0.1%	(590)	(0.2%)	76	0.0%
Adjusted Net Income	(143)	(0.2%)	12,341	12.9%	3,502	0.9%	63,600	15.5%
Interest Expense	1,023	1.1%	(1,078)	(1.1%)	(155)	(0.0%)	(1,093)	(0.3%)
Income Tax Expense (Benefit)	2,092	2.2%	4,108	4.3%	(2,116)	(0.6%)	14,021	3.4%
Depreciation and Amortization	2,872	3.0%	2,395	2.5%	10,457	3.1%	10,984	2.7%
Reversal of Income Tax Effect of Adjusting Items (1)	129	0.1%	(96)	(0.1%)	590	0.2%	(76)	(0.0%)
Adjusted EBITDA	5,974	6.2%	17,670	18.6%	12,279	3.6%	87,436	21.4%

Reported Basic (loss) earnings per share	(0.05)		0.18		(0.11)		0.85
Addbacks:
Change in FV of Warrant Liability	(0.02)		(0.03)		(0.04)		0.01
Stock Compensation	0.06		0.09		0.23		0.32
Payroll taxes related to stock-based compensation	0.01		0.00		0.01		0.00
(Recovery of Prior Impairment) Inventory Impairment	-		-		(0.05)		0.04
Impairment in Flight Equipment	-		-		-		0.02
Secondary Offering Costs	0.00		0.01		0.01		0.01
Facility Relocation Costs	0.01		0.02		0.03		0.02
Gain on legal settlement	-		(0.03)		-		(0.03)
Income Tax Effect of Adjusting Items (1)	(0.00)		0.00		(0.01)		0.00
Adjusted Basic (loss) earnings per share	0.01		0.24		0.07		1.24

Reported Diluted (loss) earnings per share	(0.08)		0.17		(0.15)		0.83
Addbacks:
Change in FV of Warrant Liability	(0.02)		(0.03)		(0.04)		0.01
Stock Compensation	0.06		0.08		0.23		0.31
Payroll taxes related to stock-based compensation	0.01		0.00		0.01		0.00
(Recovery of Prior Impairment) Inventory Impairment	-		-		(0.05)		0.03
Impairment in Flight Equipment	-		-		-		0.02
Secondary Offering Costs	0.00		0.01		0.01		0.01
Facility Relocation Costs	0.01		0.02		0.03		0.02
Gain on legal settlement	-		(0.03)		-		(0.03)
Income Tax Effect of Adjusting Items (1)	(0.00)		0.00		(0.01)		0.00
Adjusted Diluted (loss) earnings per share	(0.02)		0.23		0.02		1.20

Forward Looking Statements

This press release includes “forward-looking statements”.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may constitute forward-looking statements, and include, but are not limited to, statements regarding our anticipated financial performance; our expectations that we will close on our remaining flight equipment sales in 2024; anticipations regarding an increasingly favorable market for feedstock availability within AerSale’s USM business and greater demand for USM parts; expectations regarding feedstock, and our belief that we are extremely well positioned to take advantage of the current market dynamic; our belief that we are well positioned to take advantage of asset availability; our growth trajectory; our bullish view about 2024 and future years performance; the expected operating capacity of our MRO facilities and demand for such services; expectations of increased capacity for third party work and revenue at our Goodyear, Arizona facility; expectation that AerAware™ is a technology that will be broadly adopted and that sales of AerAware™ will be a meaningful contributor to the Company’s long-term performance; and expected benefits from an improving backdrop in commercial aerospace, and end markets; AerSale’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative of these or other similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. You should carefully consider the foregoing factors and the other risks and uncertainties described in the Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and its other filings with the SEC, including its subsequent quarterly reports on Form 10-Q. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements and we qualify all of our forward-looking statements by these cautionary statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

About AerSale

AerSale serves airlines operating large jets manufactured by Boeing, Airbus and McDonnell Douglas and is dedicated to providing integrated aftermarket services and products designed to help aircraft owners and operators to realize significant savings in the operation, maintenance and monetization of their aircraft, engines, and components. AerSale’s offerings include: Aircraft & Component MRO, Aircraft and Engine Sales and Leasing, Used Serviceable Material sales, and internally developed ‘Engineered Solutions’ to enhance aircraft performance and operating economics (e.g. AerSafe™, AerTrak™, and now AerAware™).

Media Contacts:

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AerSale: Jackie Carlon Telephone: (305) 764-3200

Email: media.relations@aersale.com

Investor Contact: AerSale: AersaleIR@icrinc.com